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Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have not completed our audit of the consolidated financial statements of Trimedia Entertainment Group, Inc. (the "Company') as of and for the year ended October 31, 2003 since the Company has not received financial reports from its co-venture partner which is critical accounting information necessary to complete our audit.




                                                     /s/ Cogen Sklar LLP
                                                     -------------------
                                                         COGEN SKLAR LLP


Bala Cynwyd, PA
January 30, 2004